United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd floor, Borough A, Block A. No. 181, South Taibai Road,

Xi’an, Shaanxi province, PRC 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (+86) 29-88231591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On October 1, 2018, the New York Stock Exchange (“NYSE”) notified China Green Agriculture, Inc, (the “Company”) that the 30-trading-day average closing price of the Company’s common stock had fallen below $1.00 per share, the minimum average share price required for continued listing of the Company’s common stock on the NYSE under Rule 802.01C of the NYSE Listed Company Manual.

Under NYSE rules, the Company has 10 business days from its receipt of the notification to inform the NYSE of its intent to cure the share price deficiency to return to compliance with this continued listing standard.

In order to return to compliance with this continued listing standard, the ending and 30-trading-day average share price of the Company’s common stock must equal or exceed $1.00 on April 1, 2019 (six months from the Company’s receipt of the notification, unless extended) or on the last trading day of any month prior to that date.  No later than October 11, 2018, the Company will notify the NYSE of its intent to cure the share price deficiency and regain compliance with this continued listing standard.

On October 5, 2018, as required by NYSE rules, the Company issued a press release announcing that it had received the notification of non-compliance.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The exhibit to this current report on Form 8-K is listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Zhuoyu “Richard” Li
Name:	Zhuoyu “Richard” Li
Title:	Chief Executive Officer
Date:	October 5, 2018

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